SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
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                       EURO TECH HOLDINGS COMPANY LIMITED
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                       Euro Tech Holdings Company Limited
                           18/F Gee Chang Hong Centre
                             65 Wong Chuk Hang Road
                                    Hong Kong

                            NOTICE OF ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

      PLEASE TAKE NOTICE that the 1999 Annual Meeting of Shareholders of Euro Tech Holdings Company Limited (the "Company") will be held at the Luk Kwok Hotel, 72 Gloucester Road, Wanchai, Hong Kong, on Wednesday, September 29, 1999 at 4:00 P.M. local time for the following purposes:

      1. to elect seven persons to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified as provided in the Company's Memorandum and Articles of Association;

      2. to confirm and ratify the retention of Arthur, Andersen & Co., Hong Kong, as the Company's independent auditors for the fiscal year to end December 31, 1999; and

      3. to transact such other and further business as may properly come before the meeting or any adjournment(s) thereof.

      Shareholders of record at 5:00 p.m. (New York time) on September 3, 1999, are entitled to notice of and to vote at the meeting.

                                    By Order of The Board of Directors


                                    Jerry Wong, Secretary

September 3, 1999

                       Euro Tech Holdings Company Limited
                           18/F Gee Chang Hong Centre
                             65 Wong Chuk Hang Road
                                    Hong Kong

                               ---------------

                               PROXY STATEMENT

                               ---------------

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                              ON SEPTEMBER 29, 1999

                               GENERAL INFORMATION

      This Proxy Statement and the accompanying Notice of Annual Meeting and proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Euro Tech Holdings Company Limited (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, September 29, 1999 at the Luk Kwok Hotel, 72 Gloucester
Road, Wanchai, Hong Kong, at 4:00 P.M. local time and at any adjournments thereof. The matters to be acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting. This Proxy Statement and a proxy are scheduled to be mailed to shareholders commencing on September 3, 1999.

      Only holders of Common Stock of record on the books of the Company at 5:00 p.m. (New York time) on September 3, 1999 (the "Record Date") will be entitled to notice of and to vote at the meeting. On August 6, 1999, there were 2,068,200 shares of Common Stock of the Company outstanding and approximately 11 holders of record (the "Recordholders"). The Company believes these to be approximately 350 beneficial owners of the Common Stock.

      On September 3, 1999, the Company declared a dividend to the Recordholders. The dividend provides each Recordholder one (1) share of Common Stock per five (5) shares of Common Stock held on the Record Date by the Recordholder (the "Stock Dividend"). The Stock Dividend will be deemed effective at the opening of business on the day after the Record Date. As a result, calculations contained herein regarding the Company's securities do not give effect to the issuance of the Stock Dividend.

      The cost of soliciting proxies will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The cost for such services is estimated at $1,000, including expenses.

      If a shareholder specifies on the accompanying proxy how shares are to be voted, they will be voted accordingly. If the shareholder does not specify on the proxy card how the shares are to be voted, they will be voted FOR the election of directors, and the confirmation of the appointment of Arthur Andersen & Co., Hong Kong as independent auditors for the Company's fiscal year ended December 31, 1999. A shareholder may revoke a proxy by giving written notice to the Secretary of the Company at or prior to the meeting or by voting at the meeting.

      The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast constitutes a quorum for the purposes of transacting business at the meeting. Each outstanding share of the Company's Common Stock is entitled to one vote on each matter which may be properly brought before the Annual Meeting. Each director nominee must receive the affirmative vote of a simple majority of the stock having voting power and that did not abstain in order to be elected as a director and to ratify the appointment of the auditors for the fiscal year ending December 31, 1999, the affirmative vote of a simple majority of the stock having voting power and that did not abstain is also required.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors will be elected to serve until the next Annual Meeting of Shareholders or until each of their respective successors has been duly elected and qualified as provided in the Memorandum and Articles of Association.

      Unless otherwise indicated on the proxy, votes pursuant to the accompanying proxy will be cast for the election of the nominees on the proxy, provided that, if any of the nominees named below shall become unavailable to serve as a director prior to the meeting, the shares represented by valid proxies shall be voted for the election of such other person as the Board may recommend in his or her place, or the number of directors to be elected shall be decreased. The Board of Directors has no reason to believe that any nominee will be unable to serve.

      T.C. Leung, Jerry Wong, Nancy Wong, C.P. Kwan, Alex Sham, Adam L. Goldberg, and Y.K. Liang have been nominated for election to the Board of Directors and each has consented to serve as such, if elected. Each of the nominees who has been nominated for election as a director commencing at the conclusion of the Annual Meeting, is currently a director. In order to be elected, each such nominee must receive the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon and were voted and not abstained.

      The enclosed proxy gives shareholders the following options: (A) vote for all director nominees; (B) vote against all director nominees; (C) vote for only director nominee(s) they specify; (D) vote against only director nominee(s) they specify; and (E) abstain.

      The directors and executive officers of the Company are as follows:

      Name              Age         Position
      ----              ---         --------

      T.C. Leung        55          Chairman of the Board of Directors
                                    and Chief Executive Officer

      Jerry Wong        39          Director and Chief Financial Officer

      Nancy Wong        49          Director

      C.P. Kwan         39          Director

      Alex Sham         35          Director

      Adam L. Goldberg  40          Director

      Y.K. Liang        69          Director

      Set forth below is a brief background of the executive officers and directors based upon the information supplied by them:

      T.C. Leung has been Chief Executive Officer and Chairman of the Board of Directors of both the Company and Far East since their inception. Before establishing Far East, Mr. Leung was an engineer for English Electric in England, from 1965 to 1968, and Lockheed Aircraft in Hong Kong, from 1968 to 1970. Mr. Leung also served as managing director of Eurotherm (Far East) Ltd. between 1971 and 1992. Since 1988, Mr. Leung has also served as managing director of Eurotherm Hong Kong. Mr. Leung received a Masters degree in Business Administration from the University of East Asia, Macao in 1986 and is a Chartered Engineer, a title bestowed upon a member of the Council of Engineering Institutions in the United Kingdom.

      Jerry Wong has served as Director and Chief Financial Officer of Far East since 1994 and has been with Far East since 1987. Mr. Wong has been the Chief Financial Officer and a Director of the Company since its inception. From 1985 until 1987, Mr. Wong worked for MUA Agencies Ltd., a subsidiary of a Hong Kong publicly listed company engaged in the insurance business, as deputy manager of its secretarial, legal and accounting department. From 1981 until 1985, Mr. Wong served as a senior accountant in Price Waterhouse-Hong Kong. He is a Fellow of the Chartered Association of Certified Accountants in the United Kingdom and a Certified Public Accountant in Hong Kong.

      Nancy Wong has been a Director of the Company since its inception and a Director of Far East, and its Personnel Manager, since 1994. Ms. Wong has been with Far East since 1971. Ms. Wong is also Far East's Chief Representative in China. During the last several years, Ms. Wong has played a pivotal role in Far East's business expansion in China. Ms. Wong received a Bachelor of Science degree in Business Administration from the University of East Asia, Macao in 1989.

      C.P. Kwan joined Far East in 1984 and has served as a Director and Manager of its Process Equipment Department since 1991. Mr. Kwan has been a Director of the Company since its inception. Before joining Far East, he was employed by Haven Automation (H.K.) Ltd., a company involved in the water treatment and process control business between 1981 and 1984.

      Alex Sham has been a Director of the Company since its inception. Mr. Sham joined Far East in 1988 and has been its Sales Manager since 1993 and became a Director of Far East in 1996. Mr. Sham received a Bachelor of Science in Applied Chemistry from Hong Kong Baptist University in 1990. Prior to joining Far East, Mr. Sham was employed by the Environmental Protection Department of the Hong Kong Government from 1986 until 1988.

      Adam L. Goldberg has been a director of the Company since February 16, 1998. Mr. Goldberg is an attorney who has maintained his own practice in New York City since 1993. From 1989 until 1993, Mr. Goldberg was employed as a staff attorney with the New York City Department of Housing Preservation and Development. Mr. Goldberg is the designee of May Davis Group, Inc., the underwriter of the Company's initial public offering.

      Y.K. Liang has been a director of the Company since February 16, 1998. Mr. Liang is a director of Wong Liang Consultants Ltd. ("Consultants") and a member of the certified public accounting firm of Y.K. Liang & Co. ("LCO"). Mr. Liang has been associated with both Consultants and LCO for more than the past five years. Consultants is a general business consulting firm.

      Directors of the Company serve until the next annual meeting of shareholders of the Company and until their successors are elected and duly qualified. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

      The Company believes that none of its directors, officers or beneficial owners of ten percent or more of its Common Stock are required to file any reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

      The Company had five meetings of its Board of Directors during Fiscal 1998. Messrs. Leung, Goldberg and Liang are the members of the Company's Audit Committee. The Company presently does not have standing nominating or compensation committees.

      The Company has not had any directors resign or decline to stand for re-election at any time during or since December 31, 1998.

      There are no material legal proceedings involving any director, officer or affiliate of the Company, owner of record or beneficially of more than five percent of the Company's Common Stock or any associate of any of the foregoing.

Executive Compensation

      The following table sets forth certain summary information with respect to the compensation paid by Far East for services rendered in all capacities to Far East during Fiscal 1998 and Fiscal 1997 by Far East's Chairman of the Board and Chief Executive Officer.

                           Summary Compensation Table

Name and Principal Position               Year        Salary ($)  Bonus ($)
                                          ----        ----------  ---------

T.C. Leung, Chairman of the Board of      1998          100,000     30,000
Directors and Chief Executive Officer     1997           78,890     32,269

Compensation of Directors

      Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

Pension Plan

      The Company has a defined contribution pension plan for all of its employees. Under this plan, all employees are entitled to a pension benefit equal to 50% to 100% of their individual fund account balances at their dates of resignation or retirement which depends on their years of services. The Company is required to make specific contributions at approximately 10% of the basic salaries of the employees to an independent fund management company. The Company has no future obligations for the pension payment or any post-retirement benefits beyond the annual contributions made. The independent fund management company is responsible for the ultimate pension liabilities to those resigned or retired employees. During the years ended December 31, 1996, 1997 and 1998, the Company made total pension contributions of approximately $53,500, $115,000 and $127,000, respectively.

Employment Agreement - T.C. Leung

      T.C. Leung's services to the Company and Far East are provided pursuant to a five year personal services agreement between the Company, Far East and Shereman Enterprises Ltd., a management company, pursuant to which Mr. Leung will continue to serve as the Chairman of the Board of Directors and Chief Executive Officer of the Far East and the Company. The agreement requires that Mr. Leung devote substantially all of his business time to the affairs of the Company and Far East. The agreement provides for the payment of $100,000 and six percent of the Company's consolidated pre-tax income to the management company in exchange for Mr. Leung's services during the first year of the agreement's term with compensation past the first year to be renegotiated annually. The agreement contains a confidentiality provision and a covenant not to compete with the Company or Far East for a period of one year following termination of the agreement under certain circumstances.

Stock Option Plan

      In November 1996, the Board of Directors adopted the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan" or, the "Plan"). As certain net income thresholds were not met, no options may be granted under the Plan.

Management Option Plan

      The Company has authorized the issuance of 1,400,000 Options to purchase up to an aggregate of 1,400,000 shares of Common Stock (the "Management Options") to its officers, directors and employees in such numbers and to such persons as the Company's Chairman of the Board and Chief Executive Officer may direct. The Management Options became exercisable on March 14, 1998 for a term of ten years.

      The exercise price and the number of shares of Common Stock purchasable upon exercise of any Management Options are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassification, reorganizations, consolidations, mergers, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock excluding certain issuances of shares of the Company's Common Stock. No adjustments in the exercise price will be required to be made with respect to the Management Options until cumulative adjustments amount to $.05. The Stock Dividend declared by the Company on September 3, 1999 will cause an adjustment of the exercise price and the number of shares of Common Stock purchasable upon exercise of the Management Options. Such adjustment will become effective at the opening of business on September 4, 1999. As a result, the exercise price and the number of shares of Common Stock purchasable upon exercise of the Management Options, as listed in the table below, does not take into account the adjustment that will be required in light of the issuance of the Stock Dividend.

      In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than (i) a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock or (ii) the acquisition of Far East or any other business), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Management Options will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger, or sale) upon exercise of such Management Options would have been entitled upon such reorganization, reclassification, consolidation, merger, or sale.

      The table below shows, as to each of the executive officers and directors of the Company and as to all executive officers and directors of the Company as a group, the following information with respect to Management Options: (i) the aggregate amounts of shares of Common Stock subject to Management Options; and
(ii) the per share exercise price for the Management Options granted to these individuals. No other options to these individuals were issued and outstanding as of December 31, 1998.

                                                       Shares          Per Share
Name of Executive                                      Subject         Exercise
Officers and Directors                                 to Options      Price
----------------------                                 ----------      -----

T.C. Leung...........................................   750,000         $5.50
                                                        350,000         $4.00

Alex Sham............................................    30,000         $5.50
                                                         20,000         $4.00

Jerry Wong...........................................    25,000         $5.50
                                                         15,000         $4.00

Nancy Wong...........................................    22,500         $5.50
                                                          7,500         $4.00

C.P. Kwan............................................    22,500         $5.50
                                                          7,500         $4.00
All Executive Officers and
Directors as a group
(7 persons).......................................... 1,250,000   $4.00-$5.50(1)

      Other officers and/or employees of the Company have been or will be granted management options to purchase an aggregate of 150,000 Management Options, all of which will be exercisable at $5.50 per share.

      As of August 1, 1999, no Management Options have been exercised.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

      The following table sets forth, as of August 1, 1999, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the

--------
1     Price range.

Company to own 5% or more of the outstanding shares of Common Stock and (ii) all officers and directors of the Company as a group:

                                           Amount and       Approximate
                                           Nature of        Percentage
                                           Beneficial       of Common
                                           Ownership        Stock Owned
                                           ---------        -----------

T.C. Leung(1)(2)(3)....................     2,524,000           79%

Pearl Venture Ltd.(1)(2)...............     2,524,000           79%

Regent Earning Ltd.(1).................     1,027,600           50%

All Executive Officers and
Directors of the Company as
a group (7 persons)(4).................     2,674,000           81%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was incorporated under the laws of the British Virgin Islands on September 30, 1996. Shortly after incorporation, the Company sold 50,000 shares of its Common Stock to Gusrae, Kaplan & Bruno and 100,000 shares of its Common Stock to Sidford for aggregate cash consideration of $1,500 or $.01 per share. Gusrae, Kaplan & Bruno is United States counsel to the Company and was granted the right to purchase said shares in partial

--------

      (1) The address for Mr. Leung is c/o Euro Tech (Far East) Ltd., 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong. The address for Pearl Venture Ltd. ("Pearl") is Columbus Centre Building, Wichhams Cay, Road Town, Tortola, British Virgin Islands. The address for Regent Earning Ltd. ("Regent") is Room 101, Chong Kin Commercial Building, No. 11 Wing Ho Street, Central Hong Kong.

      (2) Includes shares of the Company's Common Stock owned of record by Pearl, which is a trust established for the benefit of Mr. Leung. Also includes those shares of the Company's Common Stock owned of record by Regent, of which Pearl is the majority shareholder. See Item 13. "Interest of Management in Certain Transactions."

      (3) Does not include such person's proportionate interest in shares of the Company's Common Stock held of record by Regent or Broadskill Investments Inc. ("Broadskill"). Broadskill is a Hong Kong corporation which owns an approximate 34% equity interest in Regent. See Item 13. "Interest of Management in Certain Transactions."

      (4) Gives effect to the exercise of Management Options owned of record by the Company's executive officers and directors. See Item 13. "Interest of Management in Certain Transactions."

consideration of its services rendered to the Company in connection with the Company's initial public offering ("Public Offering"). Sidford has been and is a business consultant to Far East which initially was paid HK$5,000 by Far East and granted the option to purchase the aforementioned 100,000 shares. In January 1997, Far East amended its consulting agreement with Sidford to pay Sidford $5,000 per month for twenty months. At that same time, the Company repurchased the 100,000 shares of its Common Stock held by Sidford.

      Pearl is a British Virgin Islands company which is a trust for the benefit of T.C. Leung, the Company's Chairman of the Board and Chief Executive Officer. Regent is a Hong Kong corporation.

      Concurrently with the closing of the Company's Public Offering in March of 1997, the Company consummated the acquisition of Far East by exchanging 1,400,000 shares of the Company's Common Stock for the 1,000,000 issued and outstanding shares of the Common Stock of Far East at a ratio of 1.4 (one and four-tenths) shares of the Company's Common Stock for each issued and outstanding share of Far East's Common Stock.

      Mr. Leung may be deemed to be a "promoter" of the Company as such term is defined by the rules promulgated by the Commission under the Securities Act. As so defined, a promoter is any person who (i) acting alone or in conjunction with others, took the initiative in founding and organizing an issuer's business or enterprise, or (ii) in connection with founding and organizing the business or enterprise of an issuer, receives in consideration for services and/or property, ten percent or more or either of any class of the issuer's securities or the proceeds therefrom. Mr. Leung was the proponent of the Public Offering to raise capital for the Company and Far East and of establishing a company in the British Virgin Islands for that purpose. Mr. Leung is the beneficial owner of approximately 79% of the Company's shares of Common Stock after giving effect to the exercise of the 1,100,000 Management Options owned by him.

      The Company intends that all transactions between the Company and its executive officers and directors be on terms no less favorable than could be obtained from independent third parties and be approved by a majority of the Company's directors who are not interested in such transactions.

      All outstanding balances with related parties are unsecured, non-interest bearing and are repayable in 1999. The related companies with which the Company has engaged in transactions are Euro Electron, Eurotherm, Action and Armtison. During Fiscal 1998 the Company made sales to Action and Eurotherm of approximately $4,000, and $48,000, respectively. During Fiscal 1998 the Company made purchases from Action, Armtison and Eurotherm of approximately $24,000, $56,000 and $491,000, respectively. Additionally, during Fiscal 1998, the Company paid approximately $46,000 to Armtison for office space rentals, and approximately $25,000 in management fees to Eurotherm to assist in the management of some of the Company's PRC offices. The payments to Armtison and Eurotherm were based on actual office space usage and the time cost of personnel used, respectively.

      No loans or advances have been or will be made in the future to the Company's officers, directors or shareholders of at least five (5%) percent of the issued and outstanding shares of any class of equity securities ("5%-plus Shareholders"), or their respective affiliates unless such loans are for bona fide business purposes.

      In connection with the Public Offering, the Company sold to May Davis, for the sum of $10.00, Warrants to purchase up to 60,000 shares of the Company's Common Stock at $8.25 and Warrants, at a price of $.2475 per Warrant to purchase up to an additional 60,000 shares of the Company's Common Stock at $5.50 per share (the "May Davis Warrants") which are exercisable until March 14, 2002. For the life of the May Davis Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Warrants and/or Common Stock of the Company with a resulting dilution in the interest of other securityholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the May Davis Warrants are outstanding, and at any time when the holder of the May Davis Warrants might be expected to exercise them, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided in the May Davis Warrants. The Company has agreed, at its expense, to register under the Act, on one occasion, and at May Davis' expenses on another occasion, the May Davis Warrants and/or the underlying securities at the request of the holder thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the May Davis Warrants and securities issuable upon exercise thereof.

      On October 16, 1998, the Company repurchased a portion of the May Davis Warrants. The Company purchased the right to obtain 60,000 warrants and said right to thereby acquire 60,000 shares at an exercise price of $5.50 and any and all rights, and powers granted pursuant to the May Davis Warrants relating to the warrants and the Shares in consideration of the sum of $75,150.

      May Davis had indicated its desire to exercise the demand registration rights. The Company reviewed the situation and determined that to file a new registration statement or post-effective amendment to its registration statement, the cost to the Company would far exceed $75,000.

      The Company has also agreed with May Davis, that if the Company, its current or future subsidiaries, if any, and its principal shareholders, or their respective affiliates, will until March 14, 2000 provide May Davis with a Right of First Refusal with respect to any public or private offering of securities to raise capital. May Davis must agree to undertake any such financing on the same or better terms as any other financing proposal.

      The Company has agreed that for a period of time ending not earlier than March 14, 2000, May Davis will have the right to designate a person to be a non-voting advisor to the Company's Board of Directors who will receive the same compensation as a member of the Board of Directors and who will be indemnified by the Company against any claims arising out of his participation at meetings of the Board of Directors. Alternatively, May Davis has the right, during such period, to designate one person to be elected to the Company's Board of Directors. The Company has agreed to use its best effort to obtain the election of the May Davis designee and such person shall be entitled to receive the same compensation, expense reimbursement and other benefits as any other non-employee Director of the Company, if any. May Davis has designated Mr. Goldberg for the Company's Board of Directors. At the completion of the Public Offering, the Company retained May Davis to act as a financial consultant for a period of time concluding on March 14, 2000 for fees aggregating $108,000 which were paid in full at that time.

                                   PROPOSAL II

                              APPROVAL OF AUDITORS

      The Board of Directors, upon the recommendation of the Company's Audit Committee, have selected Arthur Andersen & Co., Hong Kong, a certified public accounting firm, as independent auditors of the Company's financial statements for its fiscal 1999 to end December 31, 1999. A representative of Arthur Andersen & Co., Hong Kong is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. The representative is expected to be available to respond to appropriate questions.

      The members of the Board of Directors recommend that the shareholders vote "FOR" the proposal to approve Arthur Andersen & Co., Hong Kong as the Company's auditors for its fiscal year ending December 31, 1999. In order to be so approved Arthur Andersen & Co., Hong Kong must receive the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon and were voted and not abstained.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

      Any shareholder proposals intended to be considered for presentation at the 2000 Annual Meeting and for inclusion in the 2000 proxy statement must be made in writing and received by the Corporate Secretary at the Company's principal executive offices by April 1, 2000. The Company will consider only proposals meeting the requirements of applicable Securities and Exchange Commission rules. Shareholders are urged to review these rules and, if questions arise, consult their own legal counsel before submitting a proposal to the Company.

      Recommendations by shareholders for directors to be nominated at the 2000 Annual Meeting must be made in writing, with sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee's qualifications can be made and be accompanied by a notarized written consent to be named in the Proxy Statement, if nominated, and to serve as a director, if elected, executed by the proposed nominee. Recommendations received in proper order by the Corporate Secretary at the Company's principal executive office at least four months prior to the 2000 Annual Meeting will be referred to, and considered by, the Company's Board of Directors. No shareholder recommendations were received before the 1999 Annual Meeting.

                              FINANCIAL STATEMENTS

      Consolidated financial statements for the Company and its subsidiaries are contained in the Company's Annual Report for the fiscal year ended December 31, 1998, as amended, which has been previously sent to you or is being delivered to you herewith.

                                  OTHER MATTERS

      The Board of Directors is not currently aware of any other matter to be transacted at the Annual Meeting.

PROXY FRONT

                       EURO TECH HOLDINGS COMPANY LIMITED

                      PROXY SOLICITED BY BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints T.C. Leung and Jerry Wong and each of them, with full power of substitution, as proxies to represent the undersigned and vote all the Ordinary Shares of Euro Tech Holdings Company Limited, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on September 29, 1999, at 4:00 P.M. local time at the Luk Kwok Hotel, 72 Gloucester Road, Wanchai, Hong Kong and at any adjournments thereof, in the following manner:

      Management recommends that you vote FOR Proposal 1 and FOR Proposals 2 and 3.

      1. |_| For all nominees listed below, except any nominee(s) for whom authority to vote has been withheld in the manner specified below.

            T.C. Leung, Jerry Wong, Nancy Wong, C.P. Kwan, Alex Sham Adam L. Goldberg and Y.K. Liang.

            |_| Against all nominees listed above.

            |_| For only those nominees listed below. Instructions: To grant authority to vote for any specific nominee(s), you must write the name or names of such nominees in the following space: ______________________________________

            |_| Against only those nominees listed below. Instructions: To withhold authority to vote for any specific nominee(s), you must write the name or names of such nominees in the following space: ____________________________

            |_| Abstain

      2. Proposal to ratify the appointment of Arthur Andersen & Co., Hong Kong as auditors for the 1999 fiscal year.

            |_| FOR          |_| AGAINST          |_| ABSTAIN

      3. IN ACCORDANCE WITH THEIR BEST JUDGMENT, the Proxy is authorized to vote upon any other matter which may properly come before the Meeting.

PROXY BACK
(continued from other side)

      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE AND FOR PROPOSALS 2 and 3.

Date:___________________________, 1999

______________________________________
Signature

______________________________________
Signature if jointly held

                                          Please date and sign exactly as your
                                          name appears hereon. If shares are
                                          jointly held, all joint owners should
                                          sign. Trustees and others signing in a
                                          representative capacity in which they
                                          sign. If the signatory is a
                                          corporation or partnership, sign the
                                          full corporate or partnership name by
                                          a duly authorized officer or partner.


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